EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the application of our report dated February 18, 2002 included in this Post-Effective Amendment No. 1 to Form S-4 on Form S-3 of Education Lending Group, Inc., formerly known as Direct III Marketing, Inc., relating to the consolidated financial statements for the year ended December 31, 2001, which appears in the Annual Report on Form 10-KSB. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/  Swenson Advisors, LLP

Swenson Advisors, LLP

San Diego, CA

September 12, 2003